CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information of the AlphaOne Micro Cap Equity Fund, AlphaOne U.S. Equity Long Short Fund, CBRE Clarion Long/Short Fund, Edgewood Growth Fund, FMC Select Fund, FMC Strategic Value Fund, Haverford Quality Growth Stock Fund, LSV Value Equity Fund, LSV Conservative Value Equity Fund, LSV Conservative Core Equity Fund, Sands Capital Global Growth Fund, Thomson Horstmann & Bryant MicroCap Fund, Westwood LargeCap Value Fund, Westwood SMidCap Fund, Westwood SmallCap Value Fund, Westwood Income Opportunity Fund, Westwood Dividend Growth Fund, Westwood SMidcap Plus Fund and Westwood Short Duration High Yield Fund and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 206 to File No. 033-42484; Amendment No. 207 to File No. 811-06400) of The Advisors' Inner Circle Fund of our reports dated December 27, 2012, included in the respective 2012 Annual Reports to shareholders.

                                                          /s/ ERNST & YOUNG, LLP



Philadelphia, Pennsylvania
February 28, 2013